                                                                    EXHIBIT 99.1

January 13, 2004

     CONTACT:     Tom Davis, President
                  The Sands Hotel and Casino
                  Atlantic City, NJ
                  609-441-4751



                       Sands To Delist 11% Notes due 2005

Atlantic City, New Jersey - GB Holdings, Inc. (Amex: GBH) (the "Company") which through its wholly-owned subsidiary Greate Bay Hotel & Casino, Inc. ("GBHC"), owns and operates The Sands Hotel and Casino in Atlantic City, today announced that the Securities and Exchange Commission (the "Commission") has granted the application (the "Application") of GB Property Funding Corp. ("Funding"), the Company, and GBHC to delist the 11% Notes due 2005, issued by Funding and guaranteed by the Company and GBHC, from trading on the American Stock
Exchange (Ticker Symbol: GBF) effective at the opening of business on January 14, 2004.